EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Fred Pilon StockerYale, Inc. 603-893-8778 fpilon@stockeryale.com

STOCKERYALE ANNOUNCES SECOND QUARTER 2005 FINANCIAL RESULTS

Company Reports 40% Gross Profit Increase, Strong Order Bookings

Narrower Operating Loss

Salem, NH, August 1, 2005 - StockerYale, Inc., (NASDAQ: STKR), a leading independent provider of photonics-based products today announced its financial results for the second quarter ended June 30, 2005.

Revenues increased 6% to $4.7 million for the second quarter 2005 compared to the $4.5 million reported in the second quarter of 2004. The Company noted very strong growth in its core laser product line and specialty optical fiber that was partially offset by weaker revenues in product lines sold through the Company’s Singapore subsidiary. The Company expects revenues from the Singapore subsidiary to rebound in the third quarter. Specialty optical fiber revenue recorded in the second quarter of 2005 was more than double those reported in the comparable quarter of 2004. Specialty optical fiber represents a small percentage of total company revenues but it is the fastest growing product line of the Company’s business. Factors driving this growth include supplying fibers for fiber optic gyroscopes and other security applications for the defense industry, as well as increased sales to Mitsubishi.

Gross profit increased 40% to $1.7 million versus $1.2 million recorded in the second quarter 2004. This significant improvement in comparable gross profit resulted from the combination of increased revenue, a more favorable product mix, and cost savings associated with last year’s manufacturing consolidation. Gross margins for the second quarter 2005 and 2004 were 35% and 27% respectively.

The operating loss for the quarter was $907,000, excluding a non-cash $618,000 real estate asset impairment charge, which represents a 48% improvement over the $1.7 million loss reported in the second quarter a year ago, and a 39% improvement versus the $1.5 million operating loss reported in the first quarter 2005. The asset impairment charge was recorded to reduce the reported value of the Company’s real estate located in Salem, New Hampshire to market value based upon recent sales proposals. Excluding the asset impairment charge, operating expenses declined 12% to $2.6 million versus $2.9 million reported in the comparable quarter of the prior year, and 17% versus the $3.1 million reported in the first quarter of 2005. The improvement was due primarily to a reduction in general & administrative costs.

“The second quarter represented substantial improvement in StockerYale’s financial performance by increasing sales of product lines with higher profitability in our laser and specialty fiber businesses,” said Mark W. Blodgett, Chairman and Chief Executive Officer. “The Company continues to benefit from substantial research and development investments made over the last several years in specialty fiber, lasers and LEDs, as well as savings from operational improvements. StockerYale made significant progress towards its goal of becoming EBITDA positive, as the Company’s second quarter EBITDA loss declined more than 70% to $311,000 from the second quarter in the prior year.

Management remains focused on maintaining the right balance between investing for growth over the long-term and aggressively managing costs to deliver the improved financial performance that our shareholders expect,” added Blodgett.

Second Quarter Financial Highlights

•	Revenues were $4.7 million, up 6% comparatively and 2% sequentially with strong performance in specialty fiber and lasers.

•	Order bookings were $5.0 million versus $4.8 million the previous quarter.

•	Gross profit increased 40% to a record $1.7 million versus $1.2 million a year ago. Gross margin increased from 27% to 35%.

•	Sales, General and Administrative expenses declined 24% versus first quarter 2005 due to lower administrative costs and 17% versus second quarter 2004. Research & development was flat at 17% of revenues.

•	The non-cash asset impairment charge of $618,000 related to the Company’s Salem, N.H. facility, which is currently being marketed for sale.

•	Operating loss declined 48% to $907,000 (excluding asset impairment charge) from the comparable quarter and 39% from the first quarter 2005 due to sales of higher margin products and lower operating expenses.

•	EBITDA loss was $311,000 versus $1.1 million reported in the second quarter of the prior year.

Outlook

“StockerYale shipped a record number of structured light lasers during the second quarter, as our technical sales team continued to find new applications in the defense and medical fields, as well as increased sales into our core machine vision market,” commented Blodgett. “We continue to believe that our specialty fiber business offers the Company’s best long-term prospects for both revenue growth and profitability. Based on 2005 sales and ongoing fiber qualifications with several of the leading US military contractors, we expect to report continued sequential growth in this business. Overall, order bookings continue to exceed shipments and we are particularly pleased with the growth of our international sales, especially in Europe, where our new products are increasingly being adopted by our quality conscious OEM customers.”

“StockerYale remains committed to providing customers with leading edge photonics products, while continuing to manage costs and implement steps to strengthen the Company’s balance sheet through real estate sales and/or equity issuance. Through these actions we expect continued revenue growth, improved margins and operating efficiency, which should drive continued improvement in StockerYale’s financial performance over the balance of 2005,” concluded Blodgett.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company’s core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company’s GAAP results.

The company uses EBITDA (earnings before interest, taxes, depreciation and amortization) as a non-GAAP financial measure in this press release. A reconciliation of EBITDA to net loss is as follows:

	Three Months Ended June 30
	2005	2004
Net loss	$(2,229)	$(3,670)
Add:
Interest expense (net)	215	208
Depreciation	517	512
Intangible asset amortization	79	81
Asset impairment	618	—
Warrant & debt acquisition amortization	489	1,733

EBITDA	$(311)	$(1,136)

About StockerYale

StockerYale, Inc., headquartered in Salem, NH, is an independent designer and manufacturer of structured light lasers, light emitting diodes, (LEDs), fiber optic, and fluorescent illumination technologies as well as specialty optical fiber and phase masks for use in a wide range of markets and industries including the machine vision, telecommunications, aerospace, defense and security, utilities, industrial inspection, and medical markets. StockerYale serves a widely varied, international customer base and reinvests a significant percentage of its revenues in R&D to meet the future requirements of its customers. StockerYale has offices and subsidiaries in the U.S., Canada, Europe, and the Pacific Rim.

For more information about StockerYale and their innovative products, visit the Company’s web site at www.stockeryale.com or contact StockerYale, Inc., at 32 Hampshire Rd., Salem, NH, 03079. Call 800-843-8011, Fax 603-893-5604, Email: info@stockeryale.com.

Notice to Investors:

This press release contains forward-looking statements that do not give full weight to all the potential risks, but relate to StockerYale’s plans, objectives, and expectations, which are dependent upon a number of factors outside of StockerYale’s control including, but not limited to: uncertainty that StockerYale’s new products will gain market acceptance; the risk that delays and unanticipated expenses in developing new products could delay the commercial release of those products and affect revenue estimates; the risk that one of our competitors could develop and bring to market a technology that is superior to those products that we are currently developing; and StockerYale’s ability to capitalize on its significant research and development efforts by successfully marketing those products that the Company develops. You should also refer to the discussion under “Certain Factors Affecting Operating Results” in StockerYale’s form 10-K for additional matters to be considered in this regard. Thus, actual results may differ materially. All Company, brand, and product names are trademarks or registered trademarks of their respective holders. StockerYale undertakes no duty to update any of these forward-looking statements.

This press release also contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, the Company’s future operating results and sales trends. Reliance should not be placed on forward looking statements because they involve known and unknown risks, uncertainties and other factors which are in some cases, beyond the control of StockerYale, which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

Consolidated Statements of Operations

($ In thousands except per share data)

	Three Months Ended June 30
	2005	2004
Net Sales	$4,708	$4,457
Cost of Sales	3,044	3,267

Gross Profit	1,664	1,190
Research & Development Expenses	809	815
Selling, General & Administrative Expenses	1,683	2,023
Amortization of Intangible Assets	79	81
Asset Impairment Expense	618	—

Operating Income/(Loss)	(1,525)	(1,729)
Interest & Other (Income)/Expense	—	(31)
Warrant & Debt Acquisition Expense	489	1,733
Interest Expense	215	239

Pretax Income/(Loss)	(2,229)	(3,670)

Net Income/(Loss)	$(2,229)	$(3,670)
Earnings/(Loss) Per Share	$(0.09)	$(.18)
Weighted Average Shares Outstanding	24,589	20,689

Consolidated Condensed Balance Sheets

	June 30, 2005	December 31, 2004
ASSETS
Total Current Assets	8,801	10,751
Property, Plant & Equipment, Net	16,848	18,582
Other Assets	4,151	4,445

	$29,800	$33,778

LIABILITIES AND STOCKHOLDERS EQUITY
Liabilities	14,597	14,197
Stockholders Equity	15,203	19,581

	$29,800	$33,778

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